Exhibit 99.1

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Contact: Sandra Colony | SVP, Corporate  Communications | Insight Communications
| 917-286-2300

FOR IMMEDIATE RELEASE

INSIGHT COMMUNICATIONS' BOARD OF DIRECTORS FORMS SPECIAL COMMITTEE

NEW YORK - MARCH 8, 2005 - Insight Communications' (NASDAQ: ICCI) Board of Directors has appointed a special committee of independent directors to review the proposal received from Insight co-founders Sidney R. Knafel and Michael S. Willner, together with certain related and other parties, and The Carlyle Group to acquire all of the outstanding publicly-held Class A common stock of Insight Communications. The members of the special committee are David C. Lee and Geraldine B. Laybourne.

Insight Communications expects this process to have no impact on day-to-day business operations. Insight does not intend to comment further at this time.

Interested parties are urged to read relevant documents as filed by Insight Communications with the Securities and Exchange Commission when such documents become available because they will contain important information. Free copies of relevant documents as filed by Insight Communications (when and if available) and other documents filed on the SEC's web site may be obtained at www.sec.gov.

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